EXHIBIT 11.1

                          DATALOGIX INTERNATIONAL INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                          Three Months Ended
                                                             September 30,
                                                      -------------------------
                                                         1996          1995
                                                      -----------  ------------
Primary
Net loss ..........................................   $(1,967,000) $   (698,000)
                                                      ===========  ============

Weighted average number of common shares
  outstanding .....................................    11,713,875    10,896,076

Weighted average stock options and warrants
  outstanding .....................................          --            --
                                                      -----------  ------------
Weighted average number of common shares
  outstanding, as adjusted ........................    11,713,875    10,896,076
                                                      ===========  ============

Loss per share ....................................   $     (0.17) $      (0.06)
                                                      ===========  ============


Fully Diluted
Net loss ..........................................   $(1,967,000) $   (698,000)
                                                      ===========  ============

Weighted average number of common shares
  outstanding .....................................    11,713,875    10,896,076

Weighted average stock options and warrants
  outstanding .....................................          --            --
                                                      -----------  ------------
Weighted average number of common shares
  outstanding, as adjusted ........................    11,713,875    10,896,076
                                                      ===========  ============

Loss per share ....................................   $     (0.17) $      (0.06)
                                                      ===========  ============